                                                                    EXHIBIT 10.9

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                                PLEDGE AGREEMENT

                                     made by

                              UTILITY HOLDING, LLC

                                   in favor of

                              JPMORGAN CHASE BANK,

                             as Administrative Agent

                           Dated as of October 7, 2003

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                                TABLE OF CONTENTS

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SECTION 1.    DEFINED TERMS......................................................................................      1
     1.1      Definitions........................................................................................      1
     1.2      Other Definitional Provisions......................................................................      2

SECTION 2.    GRANT OF SECURITY INTEREST.........................................................................      3
     2.1      Grant of Security Interests........................................................................      3
     2.2      Maximum Liability..................................................................................      3

SECTION 3.    REPRESENTATIONS AND WARRANTIES.....................................................................      3
     3.1      Title; No Other Liens..............................................................................      3
     3.2      Perfected First Priority Liens.....................................................................      4
     3.3      Jurisdiction of Organization; Chief Executive Office...............................................      4

SECTION 4.    COVENANTS..........................................................................................      4
     4.1      Delivery of Instruments, Certificated Securities and Chattel Paper.................................      4
     4.2      Payment of Credit Agreement Obligations............................................................      4
     4.3      Maintenance of Perfected Security Interest; Further Documentation..................................      4
     4.4      Changes in Locations, Name, etc....................................................................      5
     4.5      Notices............................................................................................      5
     4.6      Collateral.........................................................................................      5

SECTION 5.    REMEDIAL PROVISIONS................................................................................      6
     5.1      Collateral.........................................................................................      6
     5.2      Proceeds to be Turned Over To Administrative Agent.................................................      6
     5.3      Application of Proceeds............................................................................      7
     5.4      Code and Other Remedies............................................................................      7
     5.5      Sale of Collateral.................................................................................      8
     5.6      RRI Option.........................................................................................      8

SECTION 6.    THE ADMINISTRATIVE AGENT...........................................................................      8
     6.1      Administrative Agent's Appointment as Attorney-in-Fact, etc........................................      8
     6.2      Duty of Administrative Agent.......................................................................      9
     6.3      Execution of Financing Statements..................................................................      9
     6.4      Authority of Administrative Agent..................................................................     10

SECTION 7.    MISCELLANEOUS......................................................................................     10
     7.1      Amendments in Writing..............................................................................     10
     7.2      Notices............................................................................................     10
     7.3      No Waiver by Course of Conduct; Cumulative Remedies................................................     10
     7.4      Enforcement Expenses; Indemnification..............................................................     10
     7.5      Successors and Assigns.............................................................................     11
     7.6      Counterparts.......................................................................................     11
     7.7      Severability.......................................................................................     11
     7.8      Section Headings...................................................................................     11
     7.9      Integration........................................................................................     11
     7.10     GOVERNING LAW......................................................................................     11
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                                        i
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     7.11     Submission To Jurisdiction; Waivers................................................................     11
     7.12     Acknowledgements...................................................................................     12
     7.13     Releases...........................................................................................     12
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SCHEDULES

Schedule 1        Notice Addresses
Schedule 2        Pledged Stock
Schedule 3        Jurisdictions of Organization and Chief Executive Offices

                                PLEDGE AGREEMENT

                  PLEDGE AGREEMENT, dated as of October 7, 2003, made by UTILITY HOLDING, LLC (the "Grantor") in favor of JPMORGAN CHASE BANK, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Banks") from time to time parties to the Credit Agreement, dated as of October 7, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CENTERPOINT ENERGY, INC. (the "Borrower"), the Banks and the Administrative Agent, among others.

                              W I T N E S S E T H:
                             - - - - - - - - - - -

                  WHEREAS, pursuant to the Credit Agreement, the Banks have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Borrower is a member of an affiliated group of companies that includes the Grantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement are used in part to enable the Borrower to make valuable transfers to the Grantor in connection with the operation of its business;

                  WHEREAS, the Borrower and the Grantor are engaged in related businesses, and the Grantor derives substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Banks to enter into the Credit Agreement, that the Grantor shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Banks;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Banks to enter into the Credit Agreement and to induce the Banks to make their respective extensions of credit to the Borrower under the Credit Agreement, the Grantor hereby agrees as follows:

                            SECTION 1. DEFINED TERMS

         1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the term "Certificated Security" is used herein as defined in the New York UCC.

         (b) The following terms shall have the following meanings:

                  "Agreement": this Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Collateral": as defined in Section 2.

                  "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 5.2 or 5.3.

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                                                                               2

                  "Credit Agreement Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Bank (or, in the case of any Specified Swap Agreement, any Affiliate of any Bank), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                  "Issuer": Texas Genco Holdings, Inc., as issuer of the Pledged Stock.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Pledged Stock": any shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of the Issuer that may be held by the Grantor from time to time while this Agreement is in effect, which, as of the date hereof, consists of the shares of Capital Stock listed on Schedule 2.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

                  "RRI": Reliant Resources, Inc.

                  "RRI Option": the option relating to the Texas Genco Stock granted to RRI pursuant to the Texas Genco Option Agreement.

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Texas Genco Option Agreement": the Texas Genco Option Agreement, dated as of December 31, 2000, between the Borrower and RRI, as amended, modified or supplemented on or prior to the date hereof, and, following the date hereof, from time to time in a manner consistent with Section 5.6.

         1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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                                                                               3

                      SECTION 2. GRANT OF SECURITY INTEREST

         2.1 Grant of Security Interests. The Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Banks, a security interest in, all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Credit Agreement Obligations:

         (a) all Pledged Stock;

         (b) all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of the Issuer that may be issued or granted to the Grantor while this Agreement is in effect; and

         (c) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

         2.2      Maximum Liability.

         (a) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Grantor hereunder and under the other Loan Documents shall in no event exceed the amount which is permitted under applicable federal and state laws relating to the insolvency of debtors.

         (b) The Grantor agrees that the Credit Agreement Obligations may at any time and from time to time exceed the amount of the liability of the Grantor hereunder without impairing the Liens granted pursuant to this Section 2 or affecting the rights and remedies of the Administrative Agent or any Bank hereunder.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Banks to enter into the Credit Agreement and to induce the Banks to make their respective extensions of credit to the Borrower under the Credit Agreement, the Grantor hereby represents and warrants to the Administrative Agent and each Bank that:

         3.1 Title; No Other Liens. (a) The Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free and clear of any and all Liens or options in favor of, or claims of any other Person, except (x) the RRI Option and (y) the security interest created by this Agreement. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Banks, pursuant to this Agreement or as are permitted by the Credit Agreement.

                  (b) The shares of the Pledged Stock pledged by the Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of the Issuer owned by the Grantor.

                  (c) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

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                                                                               4

         3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon delivery in certificated form to the Administrative Agent of the Pledged Stock, together with undated stock powers covering each certificate duly executed in blank by the Grantor and the filing of financing statements with respect to the Collateral in the State of Delaware, will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Banks, as collateral security for the Credit Agreement Obligations, enforceable in accordance with the terms hereof against all creditors of the Grantor subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting creditors' rights generally and subject to general principles of equity, whether considered at law or equity, and, subject to Section 7.13(b) hereof, any Persons purporting to purchase any Collateral from the Grantor and (b) are prior to all other Liens (other than the RRI Option) on the Collateral in existence on the date hereof.

         3.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, the Grantor's jurisdiction of organization and the location of the Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. The Grantor has furnished to the Administrative Agent a certified certificate of formation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

                              SECTION 4. COVENANTS

                  The Grantor covenants and agrees with the Administrative Agent and the Banks that, from and after the date of this Agreement until the Credit Agreement Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

         4.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Certificated Security, such Certificated Security shall be immediately delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

         4.2 Payment of Credit Agreement Obligations. The Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such taxes, assessments, charges, levies or claims need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any material interest therein.

         4.3 Maintenance of Perfected Security Interest; Further Documentation. (b) The Grantor shall, subject to the rights of the Grantor under the Loan Documents to issue, sell, assign, transfer or otherwise dispose of all or any part of the Collateral, (i) not take or omit to take any action, the taking or the omission of which would result in an alteration or impairment of the security interest created by this Agreement and (ii) defend such security interest against claims and demands of all Persons (other than Persons having a claim or demand related to a Permitted Lien). At any time and from time to time, upon the written request of the Administrative Agent and at the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted,

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                                                                               5

including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect to any Collateral.

         4.4 Changes in Locations, Name, etc. The Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

         (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3; or

         (ii)     change its name.

         4.5 Notices. The Grantor will advise the Administrative Agent promptly after it becomes aware of such circumstance, in reasonable detail, of:

         (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

         (b) the occurrence of any other event (other than any event or transaction permitted under the Credit Agreement) which could reasonably be expected to have a material adverse effect on the Collateral or on the security interests created hereby.

         4.6 Collateral. (a) If the Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of the Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Administrative Agent and the Banks, hold the same in trust for the Administrative Agent and the Banks and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Credit Agreement Obligations. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Credit Agreement Obligations, and in case any distribution of substantially all capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Credit Agreement Obligations. If any sums of money or property so paid or distributed in respect of the Collateral shall be received by the Grantor, the Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Banks, segregated from other funds of the Grantor, as additional collateral security for the Credit Agreement Obligations.

        (b) Except in connection with (i) the security interests created by this Agreement, (ii) the RRI Option or (iii) any other transaction not prohibited by the Credit Agreement, without the prior written consent of the Administrative Agent, the Borrower will not (i) vote to enable, or take any other action to permit, the Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of the Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein or (iv) enter into any agreement or undertaking restricting the right or ability of the Grantor or the Administrative Agent to sell, assign or transfer any of the Collateral.

                         SECTION 5. REMEDIAL PROVISIONS

         5.1 Collateral. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 5.1(b), the Grantor shall be permitted to receive and use all Proceeds, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Collateral.

         (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice to the Grantor of its intent to exercise such rights, (i) the Administrative Agent shall have the right to receive any and all Proceeds and make application thereof to the Credit Agreement Obligations as set forth in Section 5.3, and (ii) any or all of the Collateral shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Collateral at any meeting of shareholders of the Issuer or otherwise and (y) subject to Section 5.6, any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of the Issuer, or upon the exercise by the Grantor or the Administrative Agent of any right, privilege or option pertaining to such Collateral, and in connection therewith, the right to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (c) The Grantor hereby authorizes and instructs the Issuer to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and (ii) following receipt of such instruction, pay any dividends or other payments with respect to the Collateral directly to the Administrative Agent.

         5.2 Proceeds to be Turned Over To Administrative Agent. If an Event of Default shall occur and be continuing, all Proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by it in trust for the Administrative Agent and the Banks, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Administrative Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Administrative Agent, if required). All

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                                                                               7

Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Grantor in trust for the Administrative Agent and the Banks) shall continue to be held as collateral security for all the Credit Agreement Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

         5.3 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Credit Agreement Obligations in the following order:

                  First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

                  Second, to the Administrative Agent, for application by it towards payment of amounts then remaining unpaid in respect of the Credit Agreement Obligations (including towards the cash collateralization of Letters of Credit in the manner set forth in
         Section 8.2), pro rata among the Banks according to the amounts of the Credit Agreement Obligations then remaining unpaid to the Banks; and

                  Third, any balance of such Proceeds remaining after the Credit Agreement Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

         5.4 Code and Other Remedies. Subject to Section 5.6, if an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Credit Agreement Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, subject to Section 5.6, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Subject to Section 5.6, the Administrative Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Banks hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Credit Agreement Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the

Administrative Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         5.5 Sale of Collateral. (a) The Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. To the extent not prohibited by law, the Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

         (b) The Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law.

         5.6 RRI Option. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Administrative Agent, and any successor, transferee or assignee of the Administrative Agent, whether in connection with any foreclosure action or otherwise, shall be subject to all rights of RRI, and all restrictions relating to the Pledged Shares, set forth in the Texas Genco Option Agreement, until the expiration of the RRI Option; provided, however, that the Texas Genco Option Agreement shall not be amended in any manner that would adversely affect the Liens granted hereunder.

                      SECTION 6. THE ADMINISTRATIVE AGENT

         6.1      Administrative Agent's Appointment as Attorney-in-Fact, etc.
(a) The Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Administrative Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following after the occurrence and during the continuance of an Event of
Default:

         (i) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral,;

         (ii)     execute, in connection with any sale provided for in Section
     5.4 or 5.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

         (iii) (1) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of the Collateral; (2) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of the Collateral; (3) defend any suit, action or proceeding brought against the Grantor with respect to the Collateral; (4) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (5) subject to Section 5.6, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Banks' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

         Anything in this Section 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

         (b) If the Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the Grantor, shall be payable by the Grantor to the Administrative Agent on demand.

         (d) The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         6.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Bank nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Banks hereunder are solely to protect the Administrative Agent's and the Banks' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Bank to exercise any such powers. The Administrative Agent and the Banks shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         6.3 Execution of Financing Statements. Pursuant to any applicable law, the Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. The Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement reasonably necessary to perfect such security interests made prior to the date hereof.

         6.4 Authority of Administrative Agent. The Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

         7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

         7.2 Notices. All notices, requests and demands to or upon the Administrative Agent or the Grantor shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.

         7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Bank shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         7.4      Enforcement Expenses; Indemnification. (a) The Grantor agrees
(i) to pay or reimburse the Administrative Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Administrative Agent, and (ii) to pay or reimburse each Bank for all its costs and expenses incurred in connection with the enforcement, or at any time after the occurrence and during the continuance of a Default or an Event of Default the preservation, of any rights under this Agreement and the other Loan Documents to which the Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) of such Bank.

         (b) The Grantor agrees to pay, and to save the Administrative Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (c) The Grantor agrees to pay, and to save the Administrative Agent and the Banks harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

         (d) The agreements in this Section 7.4 shall survive repayment of the Credit Agreement Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

         7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Administrative Agent and the Banks and their successors and assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

         7.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         7.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         7.9 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantor, the Administrative Agent and the Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

         7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         7.11 Submission To Jurisdiction; Waivers. The Grantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address referred to in Section 7.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         7.12     Acknowledgements. The Grantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

         (b) neither the Administrative Agent nor any Bank has any fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantor, on the one hand, and the Administrative Agent and Banks, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Banks or among the Grantor and the Banks.

         7.13 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Credit Agreement Obligations (other than Credit Agreement Obligations in respect of Specified Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor. At the request and sole expense of the Grantor following any such termination, the Administrative Agent shall deliver to the Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such release and termination.

         (b) If any of the Collateral shall be sold, transferred, assigned, exchanged or otherwise disposed of by the Grantor in connection with the RRI Option or any other transaction not prohibited by the Credit Agreement, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor, and the Administrative Agent, at the request and sole expense of the Grantor, shall promptly deliver to the Grantor such Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor all releases or other documents reasonably requested by the Grantor for the release of the Liens created hereby on such Collateral.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                         UTILITY HOLDING, LLC

                                         By: /s/ Patricia F. Genzel
                                             -----------------------------------
                                             Name: Patricia F. Genzel
                                             Title: President and Secretary

Acknowledged and Agreed to as of
the date hereof:

CENTERPOINT ENERGY, INC.

By: /s/ Gary L. Whitlock
    ---------------------------------------
    Name: Gary L. Whitlock
    Title: Executive Vice President and
           Chief Financial Officer

                                                                      Schedule 1

                            NOTICE ADDRESS OF GRANTOR

                                200 West Ninth Street Plaza
                                Suite 411
                                Wilmington, Delaware 19801

                                Attention:      Patricia F. Genzel
                                                President and Secretary
                                                (302) 655-8894

                                With a copy to: Marc Kilbride
                                                Vice President and Treasurer
                                                Texas Genco Holdings, Inc.
                                                (713) 207-5782

                                                                      Schedule 2

                          DESCRIPTION OF PLEDGED STOCK

            Issuer               Class of Stock      Stock Certificate No.      No. of Shares
--------------------------       --------------      ---------------------      -------------
Texas Genco Holdings, Inc.        Common Stock            TG14348                 64,764,240

                                                                      Schedule 3

       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

            Jurisdiction of Organization      Location of Chief Executive Office
            ----------------------------      ----------------------------------
                  Delaware                       200 West Ninth Street Plaza
                                                 Suite 411
                                                 Wilmington, Delaware 19801

                           ACKNOWLEDGEMENT AND CONSENT

         The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of October 7, 2003 (the "Agreement"), made by the Grantor for the benefit of JPMorgan Chase Bank, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Banks as follows:

                  1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

                  2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.6(a) of the Agreement.

                  3. The terms of Sections 5.1(c) and 5.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.5 of the Agreement.

                                         TEXAS GENCO HOLDINGS, INC.

                                         By: /s/ Marc Kilbride
                                             -----------------------------------
                                             Name: Marc Kilbride
                                             Title: Vice President and Treasurer

                                         Address for Notices:

                                         1111 Louisiana, 44th Floor
                                         Houston, Texas 77002
                                         Fax: (713) 207-3301